SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           CONSOLIDATED GRAPHICS, INC.
               (Name of Registrant as Specified in its Charter)


     _____________________________________________________________________
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                       [CONSOLIDATED GRAPHICS LETTERHEAD]

                                                                    July 9, 1997

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Boardroom of Texas Commerce Bank, 707 Travis Street, Houston, Texas 77002, on Wednesday, July 30, 1997 at 5:00 p.m., Central Daylight Time. For those of you who cannot be present at this Annual Meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood you wish to have your shares voted in accordance with the Board of Directors' recommendations.

     This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains details of the business to be conducted at the Annual Meeting. The Company's 1997 Annual Report to Stockholders and Form 10-K for the fiscal year ended March 31, 1997, which are not part of the Proxy Statement, are also enclosed and provide additional information regarding the financial results of the Company for the fiscal year ended March 31, 1997.

     It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

     On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                      /s/ JOE R. DAVIS
                                          Joe R. Davis
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                          [CONSOLIDATED GRAPHICS LOGO]

                             2210 WEST DALLAS STREET
                              HOUSTON, TEXAS 77019

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD WEDNESDAY, JULY 30, 1997

To the Shareholders:

     The Annual Meeting of Shareholders of Consolidated Graphics, Inc. (the "Company") will be held in the Boardroom at Texas Commerce Bank, 707 Travis Street, Houston, Texas 77002 on Wednesday, July 30, 1997 at 5:00 p.m., Central Daylight Time, for the following purposes:

          1. To elect nine directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record as of the close of business on June 13, 1997 are entitled to receive notice of and to vote at the meeting and any adjournments thereof. A list of such shareholders shall be open to the examination of any shareholder during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 2210 West Dallas Street, Houston, Texas 77019 and shall also be open to examination at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                      /s/ MARY K. COLLINS
                                          Mary K. Collins
                                          SENIOR VICE PRESIDENT AND SECRETARY

Houston, Texas
July 9, 1997

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.

                          [CONSOLIDATED GRAPHICS LOGO]

                             2210 WEST DALLAS STREET
                              HOUSTON, TEXAS 77019

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Consolidated Graphics, Inc., a Texas corporation (the "Company"), for use only at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Boardroom at Texas Commerce Bank, 707 Travis Street, Houston, Texas 77002, on Wednesday, July 30, 1997 at 5:00 p.m., Central Daylight Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy will first be given or sent to shareholders is July 9, 1997.

     Each proxy executed and returned by a shareholder may be revoked at any time before it is voted at the meeting by filing an instrument revoking it with the Secretary, by execution and return of a later-dated proxy, or by appearing at the meeting and voting in person.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, such proxies will be voted FOR the election as directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason, then FOR the election of any substitute nominee that management of the Company may propose.

     In the discretion of the proxy holders, the proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. Management of the Company is not aware of any other matters to be presented for action at the meeting.

                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on June 13, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The issued and outstanding stock of the Company on June 13, 1997 consisted of 12,464,615 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), each of which is entitled to one vote. Under the Company's By-Laws as well as the Texas Business Corporation Act, the holders of a majority of the total issued and outstanding shares of Common Stock, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

     If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned until such time and place as determined by a vote of the holders of a majority of the shares represented in person or by proxy at the meeting to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

     The affirmative vote of a plurality of the votes entitled to be cast by the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required for the election of directors.

     Abstentions and "broker nonvotes" (i.e., shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the results of voting on the election of directors, abstentions and broker nonvotes have no effect since only a plurality vote is required for approval.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of June 13, 1997 information with respect to beneficial ownership of shares of Common Stock by (i) the chief executive officer and each of the other executive officers of the Company, (ii) each of the directors and nominees, (iii) all persons known to the Company to be the beneficial owners of 5% or more thereof and (iv) all officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                               AMOUNT OF
                                        BENEFICIAL OWNERSHIP(1)
                                        ------------------------
                                                      PERCENTAGE
                                        NUMBER OF         OF
      NAME OF BENEFICIAL OWNER          SHARES(2)      CLASS(3)
-------------------------------------   ---------     ----------
Joe R. Davis(4)......................   2,000,300        15.7%
The Vinik Group(5)...................   1,219,700         9.6
Pilgrim Baxter & Associates(6).......   1,045,400         8.2
Hugh N. West.........................     205,000         1.6
James H. Limmer......................     138,500         1.1
Brady F. Carruth.....................      62,660        *
Gary L. Forbes.......................      34,548        *
Mary K. Collins......................      33,000        *
G. Christopher Colville..............      24,000        *
Clarence C. Comer....................      16,000        *
Thomas E. Smith......................      13,000        *
W. D. Hawkins........................       5,980        *
Larry J. Alexander...................       4,000        *
All directors and executive officers
  as a group (11 persons, including
  the directors and executive
  officers named above)..............   2,536,988        19.9
------------
   * Less than 1%.

  (1) In accordance with the Securities and Exchange Commission ("SEC") regulations, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option or conversion of a convertible security. Unless otherwise noted, all persons have sole voting and investment power with respect to all their shares.

  (2) Share numbers have been adjusted for the two-for-one split of the Common Stock effected January 1997. Shares shown do not include shares held through the Company's 401(k) plan. The shares beneficially owned include options to purchase shares of the Company's Common Stock exercisable within 60 days of June 13, 1997, as follows: Mr. Davis, 200 shares; Mr. Forbes, 10,000 shares; Ms. Collins, 31,800 shares; Mr. Colville, 15,200 shares; Mr. Comer, 16,000 shares; Mr. Smith, 13,000 shares; and Mr. Alexander, 2,000 shares.

  (3) The percentage of class owned by each person has been calculated using the 12,464,615 shares outstanding at June 13, 1997 plus the 275,165 shares issuable upon exercise of options

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
      exercisable within 60 days and deemed to be outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.

  (4) The address of Mr. Davis is 2210 West Dallas Street, Houston, Texas 77019.

  (5) Based on a Form 13F, dated as of March 31, 1997, filed with the Commission by Jeffrey N. Vinik, whose address is 260 Franklin Street, Boston, Massachusetts 02110.

  (6) The address of Pilgrim Baxter & Associates is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087-1590 based on Schedule 13G dated February 14, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the SEC and The New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all of its directors and executive officers during fiscal 1997 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act except that Mr. Alexander, Mr. Forbes, Mrs. Collins and Mr. Colville filed Form 4's relating to the October 7, 1996 option grant on December 10, 1996.

                             ELECTION OF DIRECTORS

     Unless contrary instructions are set forth in the proxy card, it is intended that the persons named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the persons listed below as directors, all of whom are presently members of the Board of Directors of the Company. The nine directors elected at the meeting will each serve for a term expiring on the date of the Annual Meeting in 1998. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the persons acting under the duly executed proxies will vote for the election of the replacement nominee. Management is currently unaware of any circumstances likely to render any nominee unavailable for election. A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that shareholder's shares for one or more of the named nominees.

     The Company's By-Laws currently provide for a Board of Directors of nine persons. Nine persons currently serve on the Board and are expected to continue to serve until the Annual Meeting. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below.

BOARD RECOMMENDATION

     The Board believes that the election of the persons listed below as directors of the Company is in the best interest of the Company and its shareholders. THE BOARD THEREFORE RECOMMENDS A VOTE FOR THE NOMINEES AND IT IS INTENDED THAT THE PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED. The Restated Articles of Incorporation of the Company, as amended to date, do not permit cumulative voting. A plurality of the holders of the outstanding shares of Common Stock of the Company represented at a meeting at which a quorum is present may elect directors.

     The following sets forth information concerning each of the nominees for election to the Board of Directors, including the name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company.

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
           FOR A ONE YEAR TERM EXPIRING AT THE ANNUAL MEETING IN 1998

     JOE R. DAVIS has been the President, Chief Executive Officer and Chairman of the Board of the Company since he founded it in 1985. Prior to forming the Company, Mr. Davis was Vice President of Finance and Administration for a division of International Paper Company. Prior thereto, he served as a partner with Arthur Andersen LLP, an accounting firm, where he was active in the mergers and acquisition practice. Mr. Davis is a certified public accountant. Mr. Davis serves on the Executive Committee and is 54 years of age.

     LARRY J. ALEXANDER retired from the San Antonio Spurs in May 1996, where he was the Vice President -- Administration and Communications since August 1994. Prior to joining the Spurs, he spent 27 years with SBC Communications Inc. in various positions including Senior Vice President -- External Affairs from July 1993 to July 1994 and Senior Vice President -- Corporate Communications from December 1990 to July 1993. Prior to that, he served as Vice President -- Public Relations for Southwestern Bell Telephone's Texas Division and Vice
President -- Advertising and Communications for Southwestern Bell Telephone in St. Louis, Missouri. From 1990 to 1994, Mr. Alexander served on the board of directors of several Southwestern Bell subsidiaries, including Southwestern Bell Printing Company. Mr. Alexander has been a director since May 1995, and is 55 years of age.

     BRADY F. CARRUTH has been President of Gulf Coast Capital Corporation, a commercial landscaping business, since 1987. He also serves on the board of directors of American General Corporation, a diversified insurance company. Mr. Carruth has been a director of the Company since 1985 and serves on the Audit Committee. Mr. Carruth is 39 years of age.

     CLARENCE C. COMER has served as President and Chief Executive Officer of Southdown, Inc., a cement and ready-mix concrete producer, since February 1987. He is also a director of Southdown, Inc. Mr. Comer has been a director of the Company since 1993 and serves on the Audit Committee. Mr. Comer is 49 years of age.

     GARY L. FORBES has been a Vice President and a director of Equus Capital Corporation since November 1991. He also has been a Vice President and director of Equus Capital Management Corporation and a Vice President of Equus II Incorporated, a public investment company, since 1991. Mr. Forbes was President of Coal & Timber, Inc., a natural resource investment company, from January 1991 to November 1991. From 1988 to 1990, Mr. Forbes was Vice President and the Chief Financial Officer of Elders Resources North America, Inc., a United States-based subsidiary of an Australian public company that made investments in natural resources. Mr. Forbes also serves on the board of directors of NCI Building Systems, Inc., a manufacturer of prefabricated metal buildings and Drypers Corporation, a manufacturer of disposable diapers and related products. Mr. Forbes is a certified public accountant and has been a director of the Company since 1993. He serves on the Executive Committee and is 53 years of age.

     W. D. HAWKINS, a private investor since 1980, founded Industrial Towel & Uniform Co., a company which he developed through acquisitions into a major industrial laundry in Texas. The company was sold to Cintas Corporation in 1980. Mr. Hawkins has been a director of the Company since 1985 and serves on the Compensation Committee. Mr. Hawkins is 84 years of age.

     JAMES H. LIMMER has been a partner with the law firm of Tekell, Book, Matthews & Limmer, L.L.P., in Houston, Texas, which specializes in all phases of insurance defense, since July 1973. Mr. Limmer has been a director of the Company since 1985 and serves on the Compensation Committee. Mr. Limmer is 55 years of age.

     THOMAS E. SMITH has been President of High Island Oil Corp., an oil and gas exploration and production company, since 1992. He has also served as a Vice President of Smith Investments, an investment company with interests in mortgage banking, oil and gas, and other businesses, since 1986. Mr. Smith has been a director of the Company since 1993 and serves on the Audit Committee. Mr. Smith is 39 years of age.

     DR. HUGH N. WEST, M.D., retired from his radiology practice in 1996. For more than the prior five years he was a partner in Heights Radiology Associates and a member of the Heights Hospital staff, both located in Houston, Texas. Dr. West has been a director of the Company since 1985 and serves on the Compensation Committee. Dr. West is 51 years of age.

COMMITTEES

     During the fiscal year ended March 31, 1997, the Board held meetings and acted by unanimous consent eight times. Each of the directors attended at least 75% of the meetings of the Board and of each committee on which he served.

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee reviews and develops strategies and policies of the Company and recommends changes thereto. During the fiscal year ended March 31, 1997, the Executive Committee acted by unanimous consent three times. The Executive Committee currently consists of Mr. Davis and Mr. Forbes.

     The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters, including the independence of such accountants. The Audit Committee is composed solely of independent directors. During the fiscal year ended March 31, 1997, the Audit Committee had two meetings. The Audit Committee currently consists of Mr. Carruth, Mr. Comer and Mr. Smith.

     The Compensation Committee determines the compensation of directors, executive officers and key employees and is composed solely of independent directors. It also administers the Incentive Plan. During the fiscal year ended March 31, 1997, the Compensation Committee met or acted by unanimous consent five times. The Compensation Committee currently consists of Mr. Hawkins, Mr. Limmer and Dr. West.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer ("CEO") of the Company and the other executive officers of the Company for each of the three fiscal years ended March 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                                AWARDS
                                            ANNUAL COMPENSATION         ----------------------
              NAME AND                  ----------------------------      SHARES UNDERLYING
         PRINCIPAL POSITION             YEAR     SALARY       BONUS           OPTIONS(1)
-------------------------------------   ----   -----------   -------    ----------------------
Joe R. Davis.........................   1997   $   228,000   $  -             -
  President and Chief                   1996       228,000      -             -
  Executive Officer                     1995       228,000      -                  200

Mary K. Collins......................   1997        82,832    50,000            20,000
  Senior Vice President                 1996        75,000    50,000            16,000
  and Secretary                         1995        75,000    40,000            18,200

G. Christopher Colville..............   1997        82,832    80,000            30,000
  Vice President -- Mergers and         1996        70,528    50,000            15,000
  Acquisitions, Chief
  Financial and Accounting Officer      1995        36,193      -                  200

------------
  (1) Share numbers have been adjusted for the two-for-one split of the Common Stock effected January 1997.

     STOCK OPTION GRANTS TABLE. The following table shows information concerning the grant of stock options pursuant to the Incentive Plan during the fiscal year ended March 31, 1997, to the executive officers named in the Summary Compensation Table.

                       OPTIONS GRANTED IN FISCAL 1997(1)

                                                            INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                        ---------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                        NUMBER OF      PERCENT OF                                     RATES OF STOCK PRICE
                                          SHARES      TOTAL OPTIONS    EXERCISE OR                  APPRECIATION FOR OPTION
                                        UNDERLYING     GRANTED TO       BASE PRICE                          TERM(2)
                                         OPTIONS      EMPLOYEES IN      PER SHARE      EXPIRATION   ------------------------
                NAME                     GRANTED       FISCAL 1997     ($/SHARE)(3)       DATE          5%           10%
-------------------------------------   ----------    -------------    ------------    ----------   -----------  -----------
Mary K. Collins......................     20,000           3.98%          $12.25        10/7/2001   $    67,688  $   149,574

G. Christopher Colville..............     30,000           5.98            12.25        10/7/2001       101,533      224,362

------------
  (1) Share numbers and related information have been adjusted for the two-for-one split of Common Stock effected January 1997.

  (2) The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over ten years, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock.

  (3) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.

     STOCK OPTION EXERCISES AND YEAR-END VALUES TABLE. The following table shows, as to the executive officers named in the Summary Compensation Table, information with respect to the unexercised options to purchase Common Stock granted under the Incentive Plan and held as of March 31, 1997.

                        OPTION EXERCISES IN FISCAL 1997
                     AND VALUE OF OPTIONS AT MARCH 31, 1997

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                       OPTIONS HELD AT            IN-THE-MONEY OPTIONS
                                         SHARES                       MARCH 31, 1997(1)           AT MARCH 31, 1997(2)
                                        ACQUIRED       VALUE     ---------------------------   ---------------------------
                NAME                   ON EXERCISE   REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------  -----------   ---------   -----------   -------------   -----------   -------------
Joe R. Davis.........................     -           $  -             200         -            $    4,600     $  -
Mary K. Collins......................     -              -          28,600         25,600          626,649       479,200
G. Christopher Colville..............     -              -          12,200         33,000          238,600       596,625

------------
  (1) Share numbers and related information have been adjusted for the two-for-one split of Common Stock effected January 1997.

  (2) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on March 31, 1997 ($28.625).

INCENTIVE PLAN

     In March 1994, the Board of Directors and the shareholders of the Company approved the adoption of the Incentive Plan. Pursuant to the Incentive Plan, employees of the Company and directors who are not serving on the Compensation Committee are eligible to receive awards consisting of stock options, stock appreciation rights ("SARS"), restricted or nonrestricted stock, cash or any combination of the foregoing. Stock options granted pursuant to the Incentive Plan may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options. To date, long-term incentive compensation has been awarded only in the form of stock options. An aggregate of 1,935,000 shares of Common Stock have been reserved for issuance pursuant to the Incentive Plan. At June 13, 1997, 822,600 shares were available for issuance pursuant to the Incentive Plan.

     Options forfeited or expired revert to shares available under the Plan.

     The Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Incentive Plan, the Compensation Committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. In addition, the Compensation Committee has the exclusive power to interpret the Incentive Plan, to grant waivers of restrictions thereunder and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan.

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company is paid $250 for each meeting attended and is reimbursed for expenses incurred in attending meetings of the Board of Directors and committee meetings of the Board of Directors. Directors who are not members of the Compensation Committee are eligible to receive grants under the Incentive Plan. On October 7, 1996, Mr. Forbes and Mr. Alexander were each granted options to purchase 10,000 shares (adjusted to reflect the two-for-one split of the Common Stock effected January 1997) of Common Stock under the Incentive Plan. On April 4, 1997, 20% of each such option became exercisable and an additional 20% will become exercisable on each anniversary of the date of grant. The options expire on October 7, 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee of the Board of Directors are Mr. Hawkins, Mr. Limmer and Dr. West, all of whom are non-employee directors.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews compensation of directors and executive officers and also administers the Incentive Plan. The Compensation Committee consists of three non-employee directors who met or acted by unanimous consent five times during 1997.

     At current compensation levels, the Committee does not expect Internal Revenue Service regulations regarding maximum deductibility of executive compensation to have any application to the Company.

     COMPENSATION PHILOSOPHY AND COMPONENTS. The Company's executive compensation philosophy is to employ, retain and reward executives capable of leading the Company in creating and preserving strong financial performance, increasing the assets of the Company through acquisitions, positioning the Company's assets and business operations in geographic markets offering long-term growth opportunities, and enhancing shareholder value. The executive compensation program is intended to provide an overall level of compensation that the Compensation Committee believes, based on its own judgment and experience, is competitive with levels of compensation provided by other companies in the industry. The companies used for comparisons of compensation levels are not necessarily the same companies included within the printing company index reflected in the Performance Graph because certain of those companies are not comparable with the Company or its subsidiaries for compensation purposes due to their size and operating philosophy. The companies which the Company considers to be comparable for compensation purposes are generally printing companies or other companies in similar industries, most of which are not public companies. The primary components of the Company's executive compensation program are annual cash compensation (salary and bonuses) and long-term incentive compensation (stock options).

     CASH COMPENSATION. The cash compensation of executives is based on the amount recommended to the Compensation Committee by the CEO based on his subjective evaluation, including his perception of the individual's performance. The CEO generally determines his recommendations by considering the potential impact of the individual on the Company and its performance, the executive's performance as a team member, the skills and experiences required by the position and the overall performance of the Company. No one of the above factors is considered to be more important than the others in all cases. Compensation for executives is maintained at levels that the Compensation Committee believes, based upon its own judgment and experience, are competitive in the industry.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives may be provided in the form of stock options, stock appreciation rights, restricted or nonrestricted stock, cash or any combination of the foregoing. To date, long-term incentive compensation has been awarded only in the form of stock options. One grant of stock options was made to executive officers and directors in fiscal 1997. The grant was made to certain key employees on October 7, 1996, at an exercise price of $12.25, the market price per share on the date of the grant (as adjusted for the two-for-one stock split effected January 1997). On November 6, 1996, 20% of the options became exercisable and an additional 20% of the options become exercisable on each anniversary date of the grant.

     Grants of stock options are made by the Compensation Committee. The Compensation Committee considers all factors the members deem relevant, including recommendations to the Committee by the CEO based on his subjective evaluation and perception of the individual's performance. The CEO generally determines his recommendations by considering the executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term objectives and increasing value to shareholders. The value received by the executives from option grants depends completely on increases in the market price of the Company's Common Stock over the option exercise price. Thus, this component of compensation is aligned directly with increases in value to shareholders.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee considered a number of factors in approving the CEO's compensation for fiscal 1997. The factors considered by the Compensation Committee included, but were not limited to, the Company's acquisitions of six companies in six new markets as well as improving the Company's sales, income from operations and operating cash flow. The CEO's cash compensation was judged by the Compensation Committee to be fair and appropriate for the CEO taking into account a number of factors, including the level of compensation paid to other executive officers of the Company and the performance of the Company.

                                          W. D. Hawkins
                                          James H. Limmer
                                          Hugh N. West

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's Common Stock against the cumulative total return (change in stock price plus reinvested dividends) of (i) the S&P 500 Stock Index and (ii) the Industry Index for Printing Companies published by Media General Financial Services for the period commencing June 9, 1994 (the date of the Company's initial public offering) and ending March 31, 1997. The historical performance of the Company's Common Stock reflected below is not necessarily indicative of the Common Stock's future performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                                    FISCAL YEAR ENDING
                                            ------------------------------------
COMPANY                                      1994      1995      1996      1997
-------                                     ------    ------    ------    ------
CGX ..................................      100.00     97.87    146.81    487.23
BROAD MARKET .........................      100.00    112.26    148.31    177.71
INDUSTRY INDEX .......................      100.00    110.68    130.96    140.55


CERTAIN TRANSACTIONS

     None
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Arthur Andersen LLP as the Company's independent public accountants to audit the Company's financial statements for the fiscal year ending March 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders may present proposals for inclusion in the Company's 1998 proxy statement provided they are received by the Company no later than March 11, 1998, and are otherwise in compliance with applicable SEC regulations.

                                    GENERAL

     Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

                               OTHER INFORMATION

     The cost of solicitation of proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for their charges and expenses.

     A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CONSOLIDATED GRAPHICS, INC.,
ATTENTION: INVESTOR RELATIONS, 2210 WEST DALLAS STREET, HOUSTON, TEXAS 77019.

                                          MARY K. COLLINS
                                          SENIOR VICE PRESIDENT AND
                                            SECRETARY

                          CONSOLIDATED GRAPHICS, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
       ANNUAL MEETING OF SHAREHOLDERS TO BE HELD WEDNESDAY, JULY 30, 1997

     The undersigned hereby appoints Joe R. Davis and Mary K. Collins, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority to represent and to vote, in accordance with the instructions set forth on the reverse, all shares of Common Stock which the undersigned is entitled to vote at the 1997 Annual Meeting of Shareholders of Consolidated Graphics, Inc. and any adjournments thereof. In their discretion, the proxies may vote for the election of directors (other than any for whom authority to vote is withheld on the reverse), and upon such other business as may properly come before the meeting.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                          CONSOLIDATED GRAPHICS, INC.

                                 JULY 30, 1997

                  PLEASE DETACH AND MAIL IN ENVELOPE PROVIDED
--------------------------------------------------------------------------------
     PLEASE MARK YOUR
[X]  VOTE AS IN THIS
     EXAMPLE

                     FOR all nominees
                     listed at right         WITHHOLD AUTHORITY
                     except as marked         to vote for all
                     to the contrary.    nominees listed at right.
                           [ ]                      [ ]
1. Election of
   Directors
                                     Nominees:  Joe R. Davis
 (INSTRUCTIONS: To withhold                     Larry J. Alexander
 authority to vote for any                      Brady F. Carruth
 individual nominee strike a line               Clarence C. Comer
 through the nominee's name at                  Gary L. Forbes
 right.)                                        W. D. Hawkins
                                                James H. Limmer
                                                Thomas E. Smith
                                                Hugh N. West

UNLESS A CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE DIRECTORS LISTED AT LEFT AND FOR ALL OTHER PROPOSALS.

SIGNATURE_________________________________   ___________________________________
                                               SIGNATURE IF HELD JOINTLY
Dated ____________ , 1997

NOTE: (If signing as Attorney, Administrator, Executor, Guardian, Trustee or Corporate Officer, please give your title as such.)